UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————————
FORM 8-K
—————————————
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 16, 2020
—————————————
UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
—————————————

Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East,	Minnetonka,	Minnesota	55343
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
—————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	UNH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing that Sir Andrew Witty, President of the Company and Chief Executive Officer of Optum, has been asked to co-lead a global effort of the World Health Organization (WHO), in partnership with key stakeholders, to accelerate the development of a COVID-19 vaccine. Witty will be on an unpaid leave of absence commencing on April 20, 2020 (the “Effective Date”) until December 31, 2020. During Witty’s absence, David S. Wichmann, Chief Executive Officer of the Company, will assume Witty’s responsibilities and will oversee Optum.

In recognition of Witty’s extraordinary performance thus far in 2020 in marshaling the resources and capabilities of Optum to support the Company’s customers, communities and employees in the current crisis, while also sustaining and building the business for long term growth, the Compensation and Human Resources Committee of the Board of Directors of the Company authorized a payment by the Company to him in the amount of $550,000 on April 16, 2020.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated April 15, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2020

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors